EXHIBIT 31.1

CERTIFICATIONS

I, A. A. McLean III, certify that:

1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K of World Acceptance Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 19, 2013	By:	/s/ A. A. McLean III
A. A. McLean III
Chairman and Chief Executive Officer